Exhibit 10.2

AMETEK, INC.

DIRECTORS’ DEFERRED COMPENSATION PLAN

Effective January 1, 2012

TABLE OF CONTENTS

Article 1. Purpose		1

1.01.	Purpose	1
1.02.	Effective Date	1
1.03.	Compliance with Code Section 409A	1

Article 2. Definitions and Construction		2

2.01.	Definitions	2
2.02.	Construction	5

Article 3. Eligibility and Participation		6

Article 4. Election Requirements		7

4.01.	Compensation Deferral Election Filing Deadline	7
4.02.	New Eligible Directors	7

Article 5. Accounts		8

5.01.	Accounts	8
5.02.	Amounts Allocated to Accounts	8
5.03.	Earnings on Accounts	8
5.04.	Vesting of Accounts	8
5.05.	No Actual Investment	8
5.06.	Statement of Accounts	8
5.07.	Distributions from Accounts	9

Article 6. Payment of Plan Benefits		10

6.01.	Payments from the Retirement Distribution Account	10
6.02.	Payments from the In-Service Distribution Account	11
6.03.	Payments Upon Death of Participant	13
6.04.	Payments in the Event of an Emergency	13
6.05.	Payments Upon Disability of Participant	14
6.06.	Payments Upon a Change in Control	14
6.07.	Administrative Acceleration or Delay of Payment	14
6.08.	Withholding	14
6.09.	Payment to Guardian	14
6.10.	Effect of Payment	15

Article 7. Beneficiary Designation		16

7.01.	Beneficiary Designation	16
7.02.	Changing Beneficiary	16
7.03.	No Beneficiary Designation	16
7.04.	Effect of Payment	16

AMETEX, Inc., Deferred Compensation Plan	Table of Contents - Page i

Article 8. Administration of the Plan		17

8.01.	Committee Duties	17
8.02.	Agents	17
8.03.	Binding Effect of Decisions	17
8.04.	Indemnity of Committee	17
8.05.	Election of Committee After Change in Control	17

Article 9. Claims Procedure		19

9.01.	Claim	19
9.02.	Denial of Claim	19
9.03.	Review of Claim	19
9.04.	Final Decision	19

Article 10. Amendment and Termination of Plan		20

Article 11. Miscellaneous		21

11.01.	Hypothetical Accounts	21
11.02.	Company Obligation	21
11.03.	Trust Fund	21
11.04.	Nonassignability	21
11.05.	Not a Contract of Employment	22
11.06.	Protective Provisions	22
11.07.	Governing Law	22
11.08.	Severability	22
11.09.	Headings	22
11.10.	Notice	22
11.11.	Successors	22

EXHIBIT A		24

AMETEX, Inc., Deferred Compensation Plan	Table of Contents - Page ii

ARTICLE 1. PURPOSE

1.01.	Purpose.

The AMETEK, Inc. Directors’ Deferred Compensation Plan (the “Plan”), is intended to provide a means by which certain non-employee members of the Board of Directors of AMETEK, Inc. can elect to defer receipt of all or a portion of their basic retainer, retainer premiums, and meeting fees.

1.02.	Effective Date.

The Plan is effective January 1, 2012. Any amount earned by a member of the Board before that date is not eligible for deferral under the Plan. Any individual who the Committee anticipates will be an Eligible Director on or after January 1, 2012 shall be eligible to file a deferral election for Compensation earned after December 31, 2011.

1.03.	Compliance with Code Section 409A

This Plan is intended to comply with section 409A of the Code and shall be administered and interpreted in a manner consistent with that purpose. The Committee shall have full authority to take any and all actions as it deems necessary or appropriate to carry out this intent and purpose of the Plan. The Company shall have no liability to a Participant, or any other party, if the Plan is not compliant with section 409A of the Code.

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ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.01.	Definitions.

For the purpose of this Plan, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise.

(a)	Account. “Account” or “Accounts” means the hypothetical Retirement Distribution Account and/or In-Service Distribution Account established on the books of the Company pursuant to Section 5.01.

(b)	Article. “Article” means an article of this Plan.

(c)	Beneficiary. “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article 7 to receive any Plan benefits payable after the Participant’s death.

(d)	Board. “Board” means the Board of Directors of AMETEK, Inc.

(e)	Cause. “Cause” means (1) misappropriation of funds, (2) habitual insobriety or substance abuse, (3) conviction of felony or crime involving moral turpitude, or (4) gross negligence in the performance of duties that has had a material adverse effect on the business, operations, assets, properties or financial condition of the Company.

(f)	Change in Control. A “Change in Control” shall occur if:

(1)	Any one Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires ownership of stock of the Company that, together with the stock held by such Person or group of Persons, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if such Person or group of Persons is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company before this transfer of the Company’s stock, the acquisition of additional stock by the same Person or group of Persons shall not be considered to cause a Change in Control of the Company; or

(2)	Any one Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group of Persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company. However, if such Person or group of Persons is considered to own 30 percent or more of the total voting power of the stock of the Company before this acquisition, the acquisition of additional control or stock of the Company by the same Person or group of Persons shall not cause a Change in Control of the Company; or

(3)	A majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

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(4)	Any one Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group of Persons) assets from the Company that have a total gross fair market value equal to substantially all but in no event less than 40 percent of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change in Control under this Section 2.01(f)(4), if the assets are transferred to:

(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(C)	A Person or more than one Person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned directly or indirectly, by a person described in Section 2.01(f)(4)(C), above.

For purposes of this Section 2.01(f), no acquisition, either directly or indirectly, by the Participant, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan shall constitute a Change in Control.

For purposes of this Section 2.01(f), the following terms shall have the meanings set forth below:

(1)	“Company” shall mean AMETEK, Inc.

(2)	“Person” shall mean any individual or individuals other than the Participant, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

(g)	Code. “Code” means the Internal Revenue Code of 1986, as amended.

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(h)	Committee. “Committee” means the Committee (or its delegee) that administers the Plan pursuant to Article 8.

(i)	Company. “Company” means AMETEK, Inc., a Delaware corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

(j)	Compensation. “Compensation” means the basic retainer, retainer premiums, and meeting fees paid to an Eligible Director.

(k)	Disability. “Disability” means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months that renders a Participant unable to engage in any substantial gainful activity. The Committee shall determine the existence of a Disability, in its sole discretion, and may rely on advice from a medical examiner satisfactory to the Committee in making the determination. A Participant will also be considered disabled if he has been determined to be totally disabled by the Social Security Administration. The term “Disability” is intended to comply with section 409A(a)(2)(C) of the Code and shall be interpreted to permit a Participant to take a distribution in any circumstance that would be permitted under section 409A(a)(2)(C) of the Code.

(l)	Distribution Option. “Distribution Option” means the two distribution options that are available under the Plan: the Retirement Distribution Option and the In-Service Distribution Option.

(m)	Eligible Director. “Eligible Director” means a member of the Board who is not an employee of the Company.

(n)	Investment Funds. “Investment Funds” means the separate deemed investment funds identified on Exhibit A of the Plan that a Participant may direct be used as a method to measure the growth of the Participant’s Compensation deferrals, if any, while credited to the Participant’s Accounts.

(o)	In-Service Distribution Account. “In-Service Distribution Account” means the Account maintained for a Participant to which Compensation deferrals are credited pursuant to the In-Service Distribution Option.

(p)	In-Service Distribution Option. “In-Service Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 6.02.

(q)	Participant. “Participant” means any director who is eligible and has become a participant pursuant to Article 3. Such director shall remain a Participant in this Plan until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

(r)	Plan. “Plan” means this AMETEK, Inc. Directors’ Deferred Compensation Plan, as it may be amended from time to time.

(s)	Plan Year. “Plan Year” means the 12-month period beginning on each January 1 and ending on the following December 31.

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(t)	Retirement. “Retirement” or “Retires” means a Participant’s Separation from Service with the Company (for reasons other than death) at or after attaining age 55 and completing 5 or more Years of Service.

(u)	Retirement Distribution Account. “Retirement Distribution Account” means the Account maintained for a Participant to which Compensation deferrals are credited pursuant to the Retirement Distribution Option.

(v)	Retirement Distribution Option. “Retirement Distribution Option” means the Distribution Option pursuant to which benefits are payable in accordance with Section 6.01.

(w)	Section. “Section” means a section of this Plan.

(x)	Separation from Service. “Separates from Service” or “Separation from Service” means separation from service within the meaning of section 409A of the Code.

(y)	Voting Securities. “Voting Securities” means the common securities of AMETEK, Inc. that carry the right to vote generally in the election of directors.

(z)	Year of Service. “Year of Service” means the 12-month period following the date that the Participant is first elected to the Board and each consecutive 12-month period following the anniversary of that date that is completed before the Participant ceases to actively serve on the Board.

2.02.	Construction.

For purposes of the Plan, unless the contrary is clearly indicated by the context,

(a)	the use of the masculine gender shall also include within its meaning the feminine and vice versa,

(b)	the use of the singular shall also include within its meaning the plural and vice versa, and

(c)	the word “include” shall mean to include without limitation.

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ARTICLE 3. ELIGIBILITY AND PARTICIPATION

Eligibility to participate in the Plan shall be limited to members of the Board who are not employees of the Company. An Eligible Director shall become a Participant in the Plan when he first makes a Compensation deferral election pursuant to Article 4.

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ARTICLE 4. ELECTION REQUIREMENTS

4.01.	Compensation Deferral Election Filing Deadline.

(a)	Except as provided in Section 4.02, below, an election to defer an amount equal to all or part of an Eligible Director’s Compensation shall be filed with the Committee by December 15th of the Plan Year preceding the Plan Year in which the Compensation is earned. A deferral election, once filed, shall be irrevocable and shall remain in effect until the end of the Plan Year to which it pertains. However, an Eligible Director may choose for his deferral election to apply to subsequent Plan Years, in which case the deferral election shall remain in effect until the last day of the Plan Year in which Eligible Director timely files a new deferral election in accordance with this Section 4.01, and such new election shall apply to Compensation earned in the following Plan Year.

(b)	An election made pursuant to Section 4.01(a) shall be in writing, in a form acceptable to the Committee, and shall specify such information as required by the Committee. The Committee may establish minimum or maximum amounts that may be deferred under this Section 4.01 and may change such standards from time to time. Any such limits shall be communicated by the Committee to the Participants before the commencement of a Plan Year.

4.02.	New Eligible Directors.

The Committee may, in its discretion, permit a director who first becomes an Eligible Director after the beginning of a Plan Year to make a Compensation deferral for that Plan Year by filing a completed and fully executed deferral election form, in accordance with Section 4.01(a), within thirty (30) days following the date the director becomes an Eligible Director, unless he was previously eligible to participate in another account-based deferred compensation arrangement of the Company. If the Eligible Director was previously eligible to participate in another account-based deferred compensation arrangement of the Company, the Eligible Director shall not be permitted to make a Compensation deferral under this Section 4.02 or Section 4.01 for the Plan Year in which he first becomes an Eligible Director but shall be permitted to make a Compensation deferral pursuant to Section 4.01 for the Plan Year after the Plan Year in which he becomes an Eligible Director and each subsequent Plan Year. Any Compensation deferral made under this Section 4.02 shall apply only to Compensation and Compensation earned for services performed after the election is made.

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ARTICLE 5. ACCOUNTS

5.01.	Accounts.

The Committee shall establish and maintain separate Accounts with respect to each Participant. A Participant’s Accounts shall consist of the Retirement Distribution Account and/or an In-Service Distribution Account. The amount of the Compensation deferral pursuant to Sections 4.01 or 4.02 shall be credited by the Company to the Participant’s Accounts on the day such Compensation would otherwise have been paid, in accordance with the Distribution Options elected by the Participant on his deferral election form. The Participant’s Accounts shall be reduced by the amount of payments made by the Company to the Participant or the Participant’s Beneficiary pursuant to this Plan and shall be adjusted to reflect investment gains and losses.

5.02.	Amounts Allocated to Accounts.

An Eligible Director shall allocate his Compensation deferrals between the Distribution Options; provided, however that 100% of such Compensation deferrals may be allocated to one or the other of the Distribution Options.

5.03.	Earnings on Accounts.

A Participant’s Accounts shall be credited with earnings from time to time in accordance with the deemed earnings on Investment Funds elected by the Participant. Participants may allocate their Retirement Distribution Account and their In-Service Distribution Account among the Investment Funds available under the Plan in increments specified by the Committee. The deemed rate of return, positive or negative, credited under each Investment Fund is based upon the actual investment performance of the Investment Funds listed on Exhibit A of the Plan. The Company reserves the right, on a prospective basis, to add or delete Investment Funds.

5.04.	Vesting of Accounts

A Participant’s Accounts shall be 100% vested at all times. Notwithstanding anything to the contrary in this Section 5.04, the Committee may cause a forfeiture with respect to all or a portion of a Participant’s Accounts if the Committee determines that the Participant’s Separation from Service is for Cause.

5.05.	No Actual Investment.

Notwithstanding that the returns credited to Participants’ Accounts are based upon the actual performance of the corresponding deemed Investment Funds selected by a Participant, the Company shall not be obligated to invest any Compensation deferrals by Participants under this Plan and the Participant shall have no interest in any amounts that are actually invested to pay benefits under this Plan.

5.06.	Statement of Accounts.

The Committee shall provide to each Participant, not less frequently than annually, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in each of his Accounts.

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5.07.	Distributions from Accounts.

Any distribution made to or on behalf of a Participant from one or more of the Participant’s Accounts in an amount that is less than the entire balance of any such Account shall be made pro rata from each of the Investment Funds to which such Account is then allocated except, and only to the extent, that the Participant (or Beneficiary, if applicable) elects, before the scheduled distribution date, to receive a distribution in shares of Voting Securities, up to the value of the amount to be distributed. Any Voting Securities distributed shall be deemed issued pursuant to the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan or any successor plan that provides Eligible Directors with the opportunity to receive Voting Securities.

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ARTICLE 6. PAYMENT OF PLAN BENEFITS

6.01.	Payments from the Retirement Distribution Account.

Except as provided in Sections 6.03, 6.04, 6.05, and 6.06, benefits under the Retirement Distribution Option shall be paid to a Participant as follows:

(a)	General. Unless otherwise elected pursuant to Section 6.01(b) or modified pursuant to Section 6.01(c), a Participant who Retires shall receive his Retirement Distribution Account in the form of a lump sum on the January 31 of the Plan Year following the year in which the Participant Retires.

(b)	Distribution Election. A Participant may elect a form or time of payment for his Retirement Distribution Account other than those provided in Section 6.01(a) by filing a distribution election form for his Retirement Distribution Account with the Committee at the same time he makes his first Compensation deferral under the Plan to his Retirement Distribution Account. This distribution election shall determine the time and manner of the distribution from the Participant’s Retirement Distribution Account under this Section 6.01 if the Participant Retires, unless the election is modified pursuant to Section 6.01(c).

(1)	Optional Forms of Distribution. A Participant who does not wish to receive his Retirement Distribution Account in the form of a lump sum may elect to receive his Retirement Distribution Account in the form of up to five (5) annual installments.

(2)	Optional Times for Distribution. A Participant who does not wish to receive his Retirement Distribution Account as provided in Section 6.01(a) may elect for distribution of his Retirement Distribution Account to commence on one of the following: (A) January 31 of the second Plan Year following the year in which the Participant Retires or (B) the later of (i) January 31 of the Plan Year following the year in which the Participant Retires, or (ii) January 31 of the Plan Year following the year in which the Participant becomes age 75.

(c)	Modification of Distribution Election. After making his initial distribution election pursuant to Section 6.01(b) or making a Compensation deferral that is subject to the default distribution rule set forth in Section 6.01(a), a Participant may file an election with the Committee, in a form satisfactory to the Committee, to modify the payment date or to specify that his Retirement Distribution Account be paid in installments rather than a lump sum or in a greater number of annual installments (but not more than five (5) annual installments); provided, however, that such election:

(1)	is filed with the Committee at least twelve (12) months prior to the date of the first scheduled payment;

(2)	is not effective until at least twelve (12) months after the date on which the election is made;

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(3)	defers the lump sum payment or the first installment payment with respect to which such election is made for a period of not less than five (5) years from the date such payment would have otherwise been made;

(4)	does not accelerate payment of the Retirement Distribution Account; and

(5)	does not request more than five (5) annual installments.

(d)	Amount of Payments.

(1)	Lump sum payment. Any lump-sum benefit payable in accordance with this Section 6.01 shall be paid in an amount equal to the value of such Retirement Distribution Account as of the last business day of the calendar month preceding the date of payment.

(2)	Installment Payments. If annual installments are elected in accordance with this Section 6.01, the amount of the first annual installment payment shall equal (A) the value of the Participant’s Retirement Distribution Account as of the last business day of the calendar month preceding the date of payment, divided by (B) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid on January 31 of each succeeding Plan Year in an amount equal to (C) the value of the Participant’s Retirement Distribution Account as of the last business day of the immediately preceding calendar month divided by (D) the number of installments remaining.

(e)	Benefits Upon Separation from Service. The Retirement Distribution Account of a Participant who Separates from Service (other than by reason of the Participant’s death or Retirement) before the date on which his Retirement Distribution Account would otherwise be distributed shall be distributed in a lump sum on the January 31 of the Plan Year following the year in which the Participant Separates from Service.

6.02.	Payments from the In-Service Distribution Account.

Except as provided in Sections 6.03, 6.04, 6.05, and 6.06, benefits under the In-Service Distribution Option shall be paid to a Participant as follows:

(a)	General. Except as provided in Section 6.02(e), otherwise elected pursuant to Section 6.02(b), or otherwise modified in accordance with Section 6.02(c), a Participant’s In-Service Distribution Account shall be paid in a lump sum on the date that occurs two years after the Participant first elects to allocate a portion of his Compensation deferral to his In-Service Distribution Account.

(b)	Distribution Election. A Participant may elect a different form or time of payment for his In-Service Distribution Account than provided in Section 6.02(a) by filing a distribution election form for his In-Service Distribution Account with the Committee at the same time that he makes his first Compensation deferral under the Plan to his In-Service Distribution Account. Except as provided in Section 6.02(e), this distribution election shall determine the time and manner of the distribution for the Participant’s entire In-Service Distribution Account under this Section 6.02, unless the election is modified pursuant to Section 6.02(c).

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(1)	Optional Forms of Distribution. A participant who does not wish to receive his In-Service Distribution Account in the form of a lump sum may elect to receive his In-Service Distribution Account in the form of up to five (5) annual installments.

(2)	Optional Times for Distribution. A Participant who does not wish to receive his In-Service Distribution Account as provided in Section 6.02(a) may elect for distribution of his In-Service Distribution Account to commence on any specified future date.

(c)	Modification of Distribution Election. After making his initial distribution election pursuant to Section 6.02(b) or making a Compensation deferral that is subject to the default distribution rule set forth in Section 6.02(a), a Participant may file an election with the Committee, in a form satisfactory to the Committee, to modify the payment date or to specify that his In-Service Distribution Account be paid in installments rather than a lump sum or in a greater number of annual installments (but not more than five (5) annual installments); provided, however, that such election:

(1)	is filed with the Committee at least twelve (12) months prior to the date of the first scheduled payment;

(2)	is not effective until at least twelve (12) months after the date on which the election is made;

(3)	defers the lump sum payment or the first installment payment with respect to which such election is made for a period of not less than five (5) years from the date such payment would have otherwise been made;

(4)	does not accelerate payment of the In-Service Distribution Account; and

(5)	does not request more than five (5) annual installments.

(d)	Amount of Payments.

(1)	Lump Sum. Any lump-sum amount payable in accordance with this Section 6.02 shall be paid in an amount equal to the value of such In-Service Distribution Account as of the last business day of the calendar month preceding the date of payment.

(2)	Installment Payments. If annual installment payments are elected in accordance with this Section 6.02, the first annual installment payment shall equal (A) the value of such In-Service Distribution Account as of the last business day of the calendar month preceding the date of payment, divided by (B) the number of annual installment payments elected by the Participant. The remaining annual installments shall be paid on January 31 of each succeeding Plan Year in an amount equal to (A) the value of such In-Service Distribution Account as of the last business day of the immediately preceding calendar month divided by (B) the number of installments remaining.

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(e)	Benefits Upon Separation from Service. If a Participant (1) Separates from Service prior to the date on which the Participant’s In-Service Distribution Account would otherwise be distributed, other than by reason of his death, or (2) elects to allocate a portion of his Compensation deferral to his In-Service Distribution Account after he has already received a distribution from his In-Service Account in accordance with this Section 6.02, any amounts credited to the Participant’s In-Service Distribution Account shall be distributed in a lump sum on the January 31 of the Plan Year following the year in which the Participant Separates from Service.

6.03.	Payments Upon Death of Participant.

(a)	Death of Participant Before the Commencement of Benefits.

If a Participant dies before he begins to receive his benefits in accordance with Section 6.01 or 6.02, benefits shall be paid to the Participant’s Beneficiary in a lump sum on the first day of the month following the Participant’s death, in lieu of any benefits otherwise payable under the Plan to or on behalf of such Participant. The amount of any lump sum benefit payable in accordance with this Section 6.03 shall equal the value of the Participant’s Account as of the last business day of the calendar month immediately preceding the date on which such benefit is paid.

(b)	Death of Participant After Benefits Have Commenced.

If a Participant dies after annual installments payable under Section 6.01 or 6.02 from the Participant’s Accounts have commenced, but before the entire balance of any such Account has been paid, any remaining installments shall be paid in lump sum on the first day of the month following the Participant’s death.

6.04.	Payments in the Event of an Emergency.

(a)	Eligibility for Emergency Benefit.

If the Committee, in its sole discretion, determines, upon written request of a Participant, that the Participant has suffered an unforeseeable financial emergency (within the meaning of section 409A of the Code), the Company shall pay to the Participant from the Participant’s Accounts, within thirty (30) days following such determination, an amount necessary to meet the emergency, after deduction of any and all taxes as may be required pursuant to Section 6.08 (the “Emergency Benefit”). For purposes of this Plan, an unforeseeable financial emergency is an unexpected need for cash arising from an illness or accident of the Participant, the Participant’s spouse or dependent; loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. It is intended that the Committee’s determination as to whether a Participant has suffered an “unforeseeable financial emergency” shall be made consistent with the requirements under section 409(A) of the Code. Cash needs arising from foreseeable events such as the purchase of a house or education expenses for children shall not be considered to be the result of an unforeseeable financial emergency.

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(b)	Source of Payment.

Emergency Benefits shall be paid first from the Participant’s In-Service Distribution Account, if any, to the extent the balance of such In-Service Distribution Account is sufficient to meet the emergency. If the distribution exhausts the In-Service Distribution Account, the Retirement Distribution Account may be accessed. With respect to that portion of any Account that is distributed to a Participant as an Emergency Benefit in accordance with this Section 6.04, no further benefit shall be payable to the Participant under this Plan.

(c)	Restriction on Deferrals.

Notwithstanding anything in this Plan to the contrary and to the extent permitted by section 409A of the Code, an outstanding Compensation deferral by a Participant who receives an Emergency Benefit in any Plan Year shall be canceled for that Plan year and any subsequent Plan Years.

6.05.	Payments Upon Disability of Participant.

If a participant becomes disabled before he begins to receive his benefits in accordance with Section 6.01 or 6.02, benefits shall be paid to the Participant in a lump sum within thirty (30) days after the Committee finds, in its sole discretion, that the Participant has a Disability.

6.06.	Payments Upon a Change in Control.

If there is a Change in Control, a Participant will receive the full amount credited to the Participant’s Retirement Distribution Account and In-Service Distribution Account in a lump sum. Any lump-sum benefit payable in accordance with this paragraph shall be paid in, but not later than January 31 of, the Plan Year following the Plan Year in which such Change in Control occurs, in an amount equal to the value of such Retirement Distribution Account and In-Service Distribution Account as of the last business day of the Plan Year preceding the date of payment.

6.07.	Administrative Acceleration or Delay of Payment.

A payment is treated as being made on the date when it is due under the Plan if the payment is made (a) no earlier than thirty (30) days before the due date specified by the Plan or (b) on a date no later than the due date specified by the Plan that is either (1) in the same Plan Year (for a payment whose specified due date is on or before September 30) or (2) by the fifteenth (15th) day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1).

6.08.	Withholding.

The Company shall withhold from any payment made pursuant to this Plan any taxes the Company reasonably believes are required to be withheld from such payments under local, state, or federal law.

6.09.	Payment to Guardian.

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to

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the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

6.10.	Effect of Payment.

The full payment of the applicable benefit under this Article 6 shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

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ARTICLE 7. BENEFICIARY DESIGNATION

7.01.	Beneficiary Designation.

Each Participant shall have the right, at any time before his death, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant’s death prior to complete distribution of the Participant’s Account. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only if filed with the Committee during the Participant’s lifetime.

7.02.	Changing Beneficiary.

Any Beneficiary designation may be changed without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

7.03.	No Beneficiary Designation.

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

(a)	the Participant’s surviving spouse;

(b)	the Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; or

(c)	the Participant’s estate.

7.04.	Effect of Payment.

Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.

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ARTICLE 8. ADMINISTRATION OF THE PLAN

8.01.	Committee Duties.

This Plan shall be administered by the Committee, which shall consist of the members of the Compensation Committee of the Board or its delegee(s), except in the event of a Change in Control as provided in Section 8.05 below. The Committee shall have the full discretionary authority to (a) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration, and (b) establish and maintain an investment policy for the Plan, select appropriate Investment Funds to implement the investment policy, monitor the performance of such Investment Funds, and change the selection of Investment Funds from time to time in a manner consistent with the objectives of the investment policy. A Committee member who is also a Participant in this Plan shall be prohibited from voting on any matter which may, in the opinion of the balance of the Committee, directly affect the Committee member’s individual rights or benefits under this Plan. A majority vote of the Committee members permitted to vote shall control any decision.

8.02.	Agents.

The Committee may, from time to time, delegate to the executive officers of the Company such administrative duties as it deems appropriate, employ agents and delegate to them such administrative duties as it sees fit, and consult with counsel who may be counsel to the Company. The Committee has delegated joint responsibility for the administrative oversight of the Plan to the Chief Executive Officer and the Senior Vice President, Human Resources of the Company. The Chief Executive Officer and the Senior Vice President, Human Resources of the Company may delegate the day-to-day operations of the Plan to such employees or agents as they deem appropriate.

8.03.	Binding Effect of Decisions.

The decision or action of the Committee, its delegees, or agents with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

8.04.	Indemnity of Committee.

The Company shall indemnify and hold harmless each member of the Committee and any of its delegees or agents who are employees of the Company from any and all claims, losses, damages, expenses (including counsel fees) and liability (including any amounts paid in settlement of any claim or any other matter with the consent of the Board) arising from any act or omission of such individual, except when the same is due to gross negligence or willful misconduct.

8.05.	Election of Committee After Change in Control.

After a Change in Control, the Plan shall be administered by the Compensation Committee if vacancies on the Committee are filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If members of the Compensation Committee are not elected or removed pursuant to the preceding sentence

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after a Change in Control, the Plan shall be administered by a Committee that consists of the same number of members as the Compensation Committee before the Change in Control and is comprised of the remaining Compensation Committee members and members elected by majority vote of the remaining Committee members. Members of the Committee may be removed only by a majority vote of the remaining Committee members. If no members of the Compensation Committee before the Change in Control remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. No amendment shall be made to Article 8 or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

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ARTICLE 9. CLAIMS PROCEDURE

9.01.	Claim.

Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Corporate Human Resources Department, which shall respond in writing as soon as practical, but not later than ninety (90) days after receipt of the claim, unless the Corporate Human Resources Department notifies the Claimant that special circumstances require an additional period of time (not to exceed 90 days) to review the claim properly.

9.02.	Denial of Claim.

If the claim or request is denied, the written notice of denial shall state:

(a)	the reasons for denial, with specific reference to the Plan provisions on which the denial is based;

(b)	a description of any additional material or information required and an explanation of why it is necessary; and

(c)	an explanation of the Plan’s claim review procedure.

9.03.	Review of Claim.

Any Claimant whose claim or request is denied or who has not received a response within the time limits set forth above may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or, in the event Claimant has not received a timely response, within 60 days after the date the Corporate Human Resources Department was required to respond to the claim under Section 9.01. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

9.04.	Final Decision.

The decision on review shall normally be made within sixty (60) days after the Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

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ARTICLE 10. AMENDMENT AND TERMINATION OF PLAN

The Plan may be amended, suspended, discontinued or terminated at any time by the Board; provided, however, that no such amendment, suspension, discontinuance or termination shall reduce or in any manner adversely affect the rights of any Participant with respect to benefits that are payable or may become payable under the Plan based upon the balance of the Participant’s Retirement Account and In-Service Distribution Account as of the effective date of such amendment, suspension, discontinuance or termination.

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ARTICLE 11. MISCELLANEOUS

11.01.	Hypothetical Accounts.

Each account and investment established under the Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. The accounts established under the Plan shall hold no actual funds or assets. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Board, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between or among the Company, a Participant, or any other person.

11.02.	Company Obligation.

The Company shall not be required to fund any obligations under the Plan. Except as provided in Section 11.03, any assets that may be accumulated by the Company to meet its obligations under the Plan shall for all purposes be part of the general assets of the Company. To the extent that any Participant or Beneficiary acquires a right to receive payments under the Plan for which the Company is liable, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

11.03.	Trust Fund.

The Company shall be responsible for the payment of all benefits provided under the Plan. Before a Change in Control, at its discretion, the Company may establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. Following a Change in Control, the Company shall establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. If, as a result of a Change in Control, Voting Securities will no longer exist, the Committee may, in its sole discretion, allocate the value of each Participant’s Voting Securities to an Investment Fund. Although such a trust may be irrevocable, its assets shall be held for payment of all Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company. No assets of the trust or the Company shall become restricted to provide benefits under the Plan in connection with a change in the Company’s financial health.

11.04.	Nonassignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency, except that the Committee may recognize a domestic relations order in accordance with procedures that it may establish for this purpose.

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11.05.	Not a Contract of Employment.

This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

11.06.	Protective Provisions.

A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such other action as may be requested by Company.

11.07.	Governing Law.

The Plan shall be construed and enforced in accordance with applicable federal law and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania (without regard to the legislative or judicial conflict of laws rules of any state or other jurisdiction).

11.08.	Severability.

If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan. In addition, if any provision of the Plan shall be found to violate section 409A of the Code or otherwise result in benefits under the Plan being subject to income tax prior to distribution, such provision shall be void and unenforceable, and the Plan shall be administered without regard to such provision.

11.09.	Headings.

Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

11.10.	Notice.

Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered mail, certified mail, or reputable overnight delivery service. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or overnight delivery, as of the date shown on the postmark on the receipt for registration or certification or on the records of the overnight delivery company. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.

11.11.	Successors.

The provisions of this Plan shall bind the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

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IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, AMETEK, Inc. has executed the same this 28th day of Nov., 2011.

AMETEK, INC.

By:	/s/ Frank S. Hermance
Frank S. Hermance
Chief Executive Officer

By:	/s/ Gregory J. Kelble
Gregory J. Kelble
Senior Vice President of Human Resources

DATE:	Nov. 28, 2011

ATTEST

By:	/s/ Kathryn E. Sena
Corporate Secretary

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EXHIBIT A TO AMETEK, INC. DIRECTORS’ DEFERRED COMPENSATION PLAN

LIST OF INVESTMENT FUNDS

1.	The “AMETEK Fund” which consists of deemed investments in whole and fractional shares of Voting Securities based on the average closing price of the shares on the principal exchange on which the shares are traded for the last 10 trading days of the month preceding the deemed investment. Deemed dividends on the shares allocated to the AMETEK Fund shall be credited to the Fund during a Plan Year when dividends are actually paid on shares of Voting Securities and shall be deemed to be invested in additional shares of Voting Securities on the last business day of such Plan Year based on the closing price of the shares on the principal exchange on which the shares are traded for the first 10 trading days of December preceding the deemed investment. Deemed investments in whole and fractional shares of Voting Securities under the Plan shall be considered grants of stock units (or phantom stock) under the AMETEK, Inc. 2011 Omnibus Incentive Compensation Plan or any successor plan that provides Eligible Directors with the opportunity to receive grants of stock units or phantom stock in Voting Securities.

2.	The “Interest Fund” which shall be deemed to earn compound interest on principal at one and one-half percent higher than the 10-year Treasury Note rate as set forth in The Wall Street Journal as of the first business day of each calendar quarter.

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